                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                       OF
                              MICRODYNE CORPORATION

     FIRST: That the Corporation desires to restate its charter as currently in effect and to include in this restatement any amendments which have been approved in the manner required for a charter amendment. These Articles of Amendment and Restatement include all provisions which are currently in effect. All amendments to the charter included in these Articles of Amendment and Restatement have been declared advisable by a majority of the Board of Directors and approved by the stockholders by the affirmative vote of a majority of all voters entitled to be cast on the matter.

     SECOND: The name of the corporation (which is hereinafter called the "Corporation") is: MICRODYNE CORPORATION.

     THIRD: The purposes for which the Corporation is formed are as follows:

         To manufacture, assemble, fabricate, produce, purchase, receive, or otherwise acquire, own, hold, use, repair, service, maintain, mortgage, pledge, or otherwise encumber, sell, assign, lease as lessor, distribute, export and otherwise dispose of, and generally to trade and deal in and with, as principal, agent, factor, distributor, representative, associate, participant or otherwise, telemetry receivers and systems; radio circuits, equipment and systems; data acquisition, evaluation and processing equipment and systems; and electrical, electronic, electro-mechanical, optical and mechanical devices, machinery, parts, tools, equipment, appliances, instruments, supplies and materials of every class and description, and all other commodities, materials, supplies, appurtenances or equipment incident to or required in the judgment of the Board of Directors, for any of the aforegoing purposes and productions; and to license others to deal therein and therewith, and to acquire all necessary manufacturing and other equipment, raw materials or component parts required in connection with any of the aforegoing purposes.

         To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

         To acquire, encumber, dispose of, develop, manage, improve, alter, remodel, and in every lawful manner directly and through subcontractors and agents dispose of real estate, improvements thereon, rights therein and interest created in lands, properties, and other possessions, including the right of mortgage, pledge, exchange, lease and allotment.

         To erect, construct, alter, renovate, improve, remove, partition, repair, develop and directly and indirectly, by general contract, purchase order, or otherwise, whether through subcontractors or independent contractors or as principal or prime contractor, execute contracts and agreements for the construction of improvements, houses, structures, utilities, and all types of erections over, under and upon the lands of others or lands owned by it, to the degree which the Board of Directors may consider prudent, desirable or expedient and profitable.

         To improve, develop, prosecute and perfect the art and business of applying electronic principles to practical uses; to engage in research and experimental work, to manufacture, buy, sell, trade in, lease, import, export and generally deal in electronic parts, equipment, devices and apparatus of every nature whatsoever including, but not by way of limitation, compasses, automatic pilots, recorders, navigational aids, depth finders, radio direction finders, radar and communications devices of all descriptions, and to conduct the business of rendering service in the installation, operation, rental, supply of parts, repair, maintenance and up-keep of such apparatus, devices or equipment.

         To engage in any such activities or business at retail, as a manufacturer, distributor, mail order house, wholesaler, warehouseman, licensee, patentor, patentee and to do all and everything required for the operation or conduct of any phase of its business or activities.

         To prosecute and execute, directly or indirectly, such other works, undertakings, projects or enterprises in which or for the pursuance of which or on the security thereof, the company shall have invested money, embarked capital, engaged its credit or to acquire, and pay for in cash, stock or bonds or this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

         To acquire, hold, use, sell, assign, lease, grant, licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

         To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

         To purchase, hold, sell and transfer the shares of its own capital stock; provided, it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further, that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

         To borrow or raise moneys for any of the purposes of the corporation and, from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

         To loan to any person (except officers or directors of the corporation), firm or corporation any of its surplus funds either with or without security.

         To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

         To carry out alone or in conjunction with others, all or any part of the aforesaid subjects and purposes, and to conduct its business in all or any of its branches, in any or all states, territories, districts and possessions of the United States of America and in foreign countries; and to maintain offices and agencies in any or all states, territories, districts and possessions of the United States of America and is foreign countries, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

         The foregoing objects and purpose shall, except when otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any other clause of this or any other article of those Amended Articles of Incorporation or of any amendment thereto, and shall each be regarded as independent, and construed as powers as well as objects and purposes.

         The corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations of a similar character by the laws of the State of Maryland now or hereinafter in force, and the enumeration of the foregoing powers shall not be deemed to exclude any powers, rights or privileges so granted or conferred; provided, that the corporation shall not carry on any business or exercise any power in the state of Maryland or in any state, territory, or country which under the laws thereof the corporation may not lawfully carry on or exercise.

     FOURTH: The post office address of the place at which the principal office of the Corporation will be located is 25 West Middle Lane, Rockville, Maryland 20850. The resident agent of the Corporation is Donald K. Sparling, whose post office address is 25 West Middle Lane, Rockville, Montgomery County, Maryland 20450, and who is a resident of the State of Maryland.

     FIFTH: The Corporation shall have three directors or such larger number, not in excess of eleven, as shall or may from time to time be provided for by the By-laws of the Corporation, and the current member of directors is nine and their names are: Louis M. Wolcott, Kenneth G. Harple, Donald L. Fellar, Michael
S. Selbes, Esar P. Boland, Carl K. Cahill, Robert L. Cantor, Kenneth F. Yarbrough, and Carl W. Singer. The current directors shall hold office until their successors are duly chosen and qualified.

     SIXTH: The total number of shares of stock which the Corporation has authority to issue is Ten Million (10,000,000), all of one class, of the par value of Ten Cents ($0.10) each, and of the aggregate par value of One Million Dollars ($1,000,000).

     SEVENTH: The following provisions are hereby adopted for the purpose of defining, limiting and requesting the powers of the Corporation and the directors and stockholders:

     No contract or other transaction between the Corporation or any other corporation shall be affected or invalidated by the fact that any one or more of directors of the Corporations is or are interested in, or is a director or officer, or are directors or officers of such other corporation, and any director or directors, individually or jointly, may be a party or parties to, or may be interested in, any contract or transaction of the Corporation or in which the Corporation is interested, and no contract, act or transaction of the Corporation with any person or persons, firm or corporation, shall be affected or invalidated by the fact that any director or directors of the

Corporation is a party, or are parties, to or interested in such contract, act or transactions, or in any way connected with such person or persons, firm or corporation, and each and every person who may become a director of the Corporation, and each and every person who may become a director of the Corporation is hereby relieved from any liability that might otherwise exist in contracting with the Corporation for the benefit of himself or any firm, association or corporation in which he may be in anywise interested.

     The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized.

     No holders of stock of the Corporation, of whatever class, shall have any preferential right of subscription to any shares of any class or to any securities convertible into shares of stock of the Corporation, nor any right of subscription to any thereof other than such, if any, as the Board of Directors in its discretion may determine, and at such price as the Board of Directors in its discretion may fix; and any series of convertible securities which the Board of Directors may determine to offer for subscription to the holders of stock may, as the said Board of Directors may determine, be offered to holders of any class or classes of stock at the time existing to the exclusion of holders of any or other classes at the time existing.

     Notwithstanding any provision of law requiring a greater proportion than a majority of the votes of all classes or of any class of stock entitled to be cast, or take or authorize any action, the Corporation may take or authorize such action upon the concurrence of a majority of the aggregate member of the votes entitled to be cast thereon.

     The Corporation reserves the right from time to time to make any amendment of its charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its charter, of any outstanding stock.

     EIGHTH: The duration of the Corporation shall be perpetual.

     NINTH: The directors and officers of Microdyne Corporation, acting in their capacity as such, shall be liable for money damages to Microdyne Corporation or its shareholders only in either of the following circumstances:

         1. If it is proven that the director or officer actually received an improper benefit or profit in money, property, or services, and such director's or officer's liability shall not exceed the amount of the benefit or profit in money, property, or services actually received by such director or officer; or

         2. If a judgment or other final adjudication adverse to such director or officer is entered in a proceeding based on a finding in the proceeding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

     The language of this Article NINTH is intended to limit the liability of directors and officers to the fullest extent permissible by Section 2-405.2 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time.

     IN WITNESS WHEREOF, MICRODYNE CORPORATION has caused those presents to be signed in its name and on behalf by its President or one of its Vice Presidents and its Corporate Seal to be hereunto affixed and attested by its Secretary or one of the Assistant Secretaries on this 6th day of April, 1989.

                                        MICRODYNE CORPORATION

[CORPORATE SEAL]

                                        By: /s/ Kenneth G. Harple
                                            ------------------------------------
                                            KENNETH G. HARPLE
                                            President

ATTEST:



 /s/ Donald L. Fellar
----------------------------------
DONALD L. FELLAR, Secretary





STATE OF FLORIDA       )
                       )   ss:
COUNTY OF MARION       )


     I HEREBY CERTIFY that on the 6th day of April, 1989, before me the subscriber, a notary public of the state and county as aforesaid, personally appeared KENNETH G. HARPLE, President of Microdyne Corporation, a Maryland corporation and in the name and on behalf of said Corporation acknowledged the foregoing Articles of Amendment and Restatement to be the corporate act of said Corporation; and at the same time personally appeared DONALD L. FELLER and made oath in due form of law that he was Secretary of the meeting of the stockholders of said Corporation at which the amendment of the Charter of the Corporation therein set forth was approved, and that the matters and facts set forth in said Articles of Amendment and Restatement are true to the best of his knowledge, information and belief.

     WITNESS my hand and notarial seal, the day and year last above written.

                                            /s/
                                            ------------------------------------
                                            Notary Public

My Commission Expires:

                               ARTICLES OF MERGER

                                     BETWEEN

                              MICRODYNE CORPORATION
                            (a Maryland Corporation)

                                       AND

                         FEDERAL TECHNOLOGY CORPORATION
                            (a Virginia Corporation)

     MICRODYNE CORPORATION, a corporation duly organized and existing under the laws of the State of Maryland ("Microdyne"), and FEDERAL TECHNOLOGY CORPORATION, a corporation duly organized and existing under the laws of the Commonwealth of Virginia ("FTC"), do hereby certify that:

     First: As provided in the Merger Agreement dated as of March 7, 1991 between Microdyne and FTC (the "Merger Agreement") and these Articles of Merger, Microdyne and FTC agree to merge (the "Merger").

     Second: The name and place of incorporation of each party to these Articles are MICRODYNE CORPORATION, a Maryland corporation, and FEDERAL TECHNOLOGY CORPORATION, a Virginia corporation. Microdyne shall survive the Merger and shall continue under the name "MICRODYNE CORPORATION" as a corporation of the State of Maryland.

     Third: FTC was incorporated as a Virginia corporation on April 4, 1984 under general law.

     Fourth: Microdyne has its principal office in Maryland in Montgomery County and owns no interest in land in Maryland. FTC has no office in Maryland and owns no interest in land in Maryland.

     Fifth: The terms and conditions of the transaction set forth in these Articles were advised, authorized, and approved by each corporation party to the Articles in the manner and by the vote required by its Charter and the laws of the state of its incorporation. The manner of approval was as follows:

          (a) The Board of Directors of Microdyne at a meeting held on February 5, 1991, and the Board of Directors or FTC by written consent dated March 7, 1991 signed by all Directors and filed with the minutes of proceedings of the board of Directors of FTC, adopted a resolution which declared that the proposed Merger was advisable on substantially the terms and conditions set forth or referred to in the resolution and directed that the proposed Merger be submitted for consideration, in the case of Microdyne, at a special meeting of the stockholders and, in the case of FTC, by unanimous consent of its stockholders.

          (b) Notice which stated that a purpose of the meeting was to act on the proposed Merger was given by Microdyne as required by law. Notice which stated that a purpose of the meeting was to act on the proposed Merger was waived by the stockholders of FTC.

          (c) The proposed Merger was approved by the stockholders of Microdyne at a special meeting of stockholders held June 20, 1991 by the affirmative vote of at least a majority of all the votes entitled to be cast on the matter. The stockholders of FTC approved the proposed Merger by unanimous written consent dated June 20, 1991.

     Sixth: The Charter of Microdyne shall be amended as a part of the Merger to increase the authorized shares of Microdyne as described in Article SEVENTH.

     Seventh: (a) After the Merger and the amendment of Microdyne's Charter as a part thereof, the total number of shares of stock of all classes which Microdyne has authority to issue is 50,000,000 shares, all of which shares are Common Stock (par value $0.10 per share). The aggregate par value of all the shares of stock of all classes of Microdyne after the Merger is $5,000,000. Prior to the Merger and the amendment of Microdyne's Charter as a part thereof, the authorized stock of Microdyne consisted of 10,000,000 shares, all of which shares were Common Stock (par value $0.10 per share.) The aggregate par value of all the shares of stock of all classes of Microdyne prior to the Merger was $1,000,000.

          (b) The total number of shares of stock of all classes which FTC has authority to issue is 2,000 shares, all of which shares are Common Stock (par value $0.10 per share). The aggregate par value of all the shares of stock of all classes of FTC is $200.

     Eighth: The manner and basis of converting or exchanging issued stock of the merging corporations into different stock of a corporation or other consideration and the treatment of any issued stock of the merging corporations not to be converted or exchanged are as follows:

          (a) Each issued and outstanding share of the Common Stock of FTC at the Effective Time (as defined in Article NINTH) (other than Dissenters' Stock (as defined below)) shall cease to be outstanding and shall be converted into 20,152,506 shares of Common Stock of Microdyne (the "Exchange Ratio") (9,250,000 shares in the aggregate). No fractional shares of Microdyne Common Stock shall be issued in the Merger and all fractional share interests shall be canceled. At the Effective Time, all rights with respect to FTC Common Stock existing pursuant to stock options granted by FTC under the FTC Long-Term Incentive Plan ("FTC Options") which are outstanding at the Effective Time, whether or not then exercisable, shall be converted into and become rights with respect to Microdyne Common Stock, and Microdyne shall assume each of such FTC Options which will thereafter be governed by the terms of the FTC Stock Option Plan and the stock option agreement by which it is evidenced. From and after the Effective Time (i) each such FTC Option may be exercised solely for shares of Microdyne Common Stock, (ii) the number of shares of Microdyne Common Stock subject to such FTC Option shall be equal to the number of shares of FTC Common Stock subject to such FTC Option immediately prior to the Effective Time times the Exchange Ratio, and (iii) the per share exercise price under each FTC option shall be adjusted by dividing the per share exercise price, under each such FTC Option by the Exchange Ratio.

          (b) Each issued and outstanding share of Common Stock of Microdyne at the Effective Time shall remain outstanding as one share of Common Stock of Microdyne.

          (c) (i) Prior to the Effective Time provided in Article NINTH, Microdyne shall enter into an Exchange Agent Agreement with Crestar Bank (the "Exchange Agent").

               (ii) Promptly after the Effective Time, the Exchange Agent, shall mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of Common Stock of FTC (the "Certificates") a form letter of transmittal and instructions for use in effecting the surrender of the Certificates in exchange for Microdyne Common Stock as provided in Article EIGHTH.

               (iii) Upon surrender to an Exchange Agent of a Certificate representing Common Stock of FTC, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the number of shares of Common Stock of Microdyne provided in Article EIGHTH. In addition, Certificates surrendered for exchange by any person who is an "affiliate" of FTC for purposes of Rule 145(c) under the Securities Act of 1933 shall not be exchanged for certificates representing shares of Microdyne Common Stock until Microdyne has received a written agreement from such person in form and substance satisfactory to Microdyne providing that such person will not dispose of Microdyne Common Stock received in the Merger except in compliance with the Securities Act of 1933 and the rules and regulations thereunder. If Microdyne Common Stock is to be issued to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of issuance that the Certificate representing Common Stock of FTC so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such transfer shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or established to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions hereof, each Certificate representing FTC Common Stock shall represent for all purposes only the right to receive the number of shares of Microdyne Common Stock provided in Article EIGHTH.

               (iv) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of FTC Common Stock. If, after the Effective Time, Certificates (other than Certificates at that time representing Dissenters'

          Stock) are presented to the Surviving Corporation, they shall be canceled and exchanged for shares of Microdyne Common Stock as provided in Article EIGHTH.

               (v) Former shareholders of FTC shall be entitled to vote after the Effective Time at any meeting of Microdyne shareholders the number of shares of Microdyne Common Stock into which their respective shares of FTC Common Stock are converted, regardless of whether such holders have exchanged their certificates representing FTC Common Stock for certificates representing Microdyne Common Stock in accordance with the provisions of this Article EIGHTH. Whenever a dividend is declared by Microdyne on the Microdyne Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends on all shares issuable pursuant to these Articles of Merger, but beginning 12 months after the Effective Time no dividend or other distribution payable to the holders of record of Microdyne Common Stock as of any time after the Effective Time shall be paid to the holder of any certificate representing shares of FTC Common Stock issued and outstanding at the Effective Time until such holder physically surrenders such certificate for exchange as provided in this Article EIGHTH. However, upon surrender of a Certificate, the Microdyne Common Stock certificate to be issued pursuant to this Article EIGHTH together with all such withheld dividends or other distributions, without interest, shall be delivered and paid with respect to each share represented by such certificate.

               (vi) Shares of FTC Common Stock issued and outstanding immediately prior to the Effective Time which are held by a stockholder who has the right (to the extent such right is available by law) to demand and receive payment of the fair value of his shares of FTC Common Stock pursuant to Section 13.1-730 of the Virginia Stock Corporation Act ("Dissenters' Stock") shall be canceled and shall not be converted into the consideration provided in this Article EIGHTH unless and until such holder shall fail to perfect his right to dissent or shall have effectively withdrawn or lost such right under the Virginia Stock Corporation Act, as the case may be. If such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, his shares of FTC Common Stock shall thereupon be deemed to have been converted into, at the Effective Time, the right to receive Microdyne Common Stock as provided in this Article EIGHTH.

     Ninth: (a) The Merger Agreement may be terminated at any time prior to the Effective Time by the parties hereto as provided in Article VII of the Merger Agreement.

          (b) The Merger shall become effective at _____ a.m. on June 21, 1991 (the "Effective Time").

          IN WITNESS WHEREOF, MICRODYNE CORPORATION and FEDERAL TECHNOLOGY CORPORATION have caused these Articles to be signed in their respective names and on their respective behalves by their respective presidents and witnessed by their respective secretaries on June 21, 1991.

WITNESS:                                     MICRODYNE CORPORATION
                                             (a Maryland corporation)


 /s/ Donald L. Fellar                        By:  /s/ Kenneth G. Harple
-------------------------------------            ----------------------
Secretary                                             President



WITNESS:                                     FEDERAL TECHNOLOGY CORPORATION
                                             (a Virginia corporation)


 /s/                                         By:  /s/
-------------------------------------            ----------------------
Secretary                                             President

     THE UNDERSIGNED, President of MICRODYNE CORPORATION, who executed on behalf of the Corporation the foregoing Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Merger to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                      /s/ Kenneth G. Harple
                                                      -----------------------
                                                            President




                  THE UNDERSIGNED, President of FEDERAL TECHNOLOGY CORPORATION who executed on behalf of the Corporation the foregoing Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Merger to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                     /s/
                                                     ------------------------
                                                            President

             ARTICLES OF MERGER BETWEEN L-M ACQUISITION CORPORATION
                            AND MICRODYNE CORPORATION

     L-M Acquisition Corporation, a Maryland corporation, and Microdyne Corporation, a Maryland corporation, certify as follows:

     FIRST: L-M Acquisition Corporation (hereinafter the "Merged Corporation") and Microdyne Corporation (hereinafter the "Successor Corporation") agree to merge effective upon acceptance of these Articles of Merger by the State Department of Assessments and Taxation of the State of Maryland (the "Effective Time").

     SECOND: The principal office in Maryland of the Merged Corporation is located in Baltimore City. The principal office in Maryland of the Successor Corporation is located in Baltimore City.

     THIRD: The Merged Corporation owns no interest in land in the State of Maryland.

     FOURTH: The total number of shares of stock that the Merged Corporation has authority to issue is 1,000, all of which are shares of Common Stock with a par value of $.01 per share and an aggregate par value of $10.00. The total number of shares of stock that the Successor Corporation has authority to issue is 50,000,000, all of which are shares of Common Stock with a par value of $.10 per share and an aggregate par value of $5,000,000.

     FIFTH: The manner and basis of converting or exchanging issued stock of the Merged Corporation and the Successor Corporation into different stock of a corporation or other consideration and the treatment of any issued stock not to be converted or exchanged shall be as follows:

         (a) At the Effective Time, each issued share of the Common Stock of the Successor Corporation (other than any shares to be canceled pursuant to clause
(b) below) shall be canceled, extinguished and converted into the right to receive $5.00 in cash, without interest, upon surrender of the certificate formerly representing such share, less any required withholding taxes;

         (b) At the Effective Time, each issued share of the Common Stock of the Successor Corporation owned by the Merged Corporation or its parent corporation, shall be canceled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto; and

         (c) At the Effective Time, each issued share of the Common Stock of the Merged Corporation shall be converted into and become one validly issued, fully paid and nonassessable share of the Common Stock of the Successor Corporation.

     SIXTH: The terms and conditions of the transaction set forth in these Articles of Merger were advised, authorized and approved by the Merged Corporation and the Successor Corporation in the manner and by the vote required by their respective charters and bylaws and the laws of the State of Maryland. The manner of approval by the Merged Corporation and the Successor Corporation of the transaction set forth in these Articles of Merger is as follows:

         (a) The transaction set forth in these Articles of Merger was approved by the unanimous written consent of the board of directors of the Merged Corporation on December 3, 1998, and was approved by a majority of the entire board of the directors of the Successor Corporation at a meeting held on December 2, 1998;

         (b) The Merged Corporation owns beneficially and of record 90% or more of the issued and outstanding shares of Common Stock of the Successor Corporation and, as such, the Successor Corporation is 90% or more owned by the Merged Corporation as contemplated by Sections 3-105(a)(l) and 3-106(b) of the Maryland General Corporation Law;

         (c) As a result of the foregoing, approval of the transaction set forth in these Articles of Merger by the stockholders of the Merged Corporation and the stockholders of the Successor Corporation is not required; and

         (d) At least 30 days before the date on which these Articles of Merger are being filed with the State Department of Assessments and Taxation of the State of Maryland, the Merged Corporation and the Successor Corporation gave notice of the transaction set forth in these Articles of Merger to each of the Successor Corporation's stockholders of record in accordance with the provisions of the Maryland General Corporation Law.

     IN WITNESS WHEREOF, the Merged Corporation and the Successor Corporation have caused these Articles of Merger to be signed in their respective corporate names and on their behalf by the undersigned who acknowledge respectively that these Articles of Merger are the act of the Merged Corporation and the Successor Corporation and that to the best of their knowledge, information and belief and under penalties for perjury, all matters and facts contained in these Articles of Merger are true in all material respects.


ATTEST:                                     L-M ACQUISITION CORPORATION


 /s/ Lauren O'Brien                         By: /s/ Christopher C. Cambria
---------------------------                     --------------------------------
                                                Name:  Christopher C. Cambria
                                                Title: President



ATTEST:                                     MICRODYNE CORPORATION


 /s/ Garth Higgins                          By: /s/ Michael Ejalbert
---------------------------                     --------------------------------
                                                Name:  Michael Ejalbert
                                                Title: President & CEO